Exhibit 10.6

Execution Version

MEMBERSHIP INTEREST (MIDSTREAM) TRANSFER AGREEMENT

THIS MEMBERSHIP INTEREST (MIDSTREAM) TRANSFER AGREEMENT (this “Agreement”) is entered into as of the Closing Date (as defined below), but is effective for all purposes as of 11:57 p.m. on November 30, 2017 (the “Effective Time”), by and among BG US Production Company, LLC, a Delaware limited liability company (“Seller”), EXCO Appalachia Midstream, LLC, a Delaware limited liability company (“Company”), and EXCO Holding (PA), Inc., a Delaware corporation (“Purchaser”). Each of Seller, Company and Purchaser may be referred to as a “Party” or together, as the “Parties.” Capitalized terms not otherwise defined herein, including in Section 14, shall have the meanings attributed to them in the Second Amended and Restated Limited Liability Company Agreement, dated June 1, 2010, of Company (as amended from time to time, including an amendment on October 14, 2014, the “Operating Agreement”).

RECITALS

WHEREAS, Seller is a member in Company;

WHEREAS, the business and affairs of Company are governed by the Operating Agreement;

WHEREAS, Seller owns 50% of the issued and outstanding membership interest in Company (the “Membership Interests”);

WHEREAS, Purchaser, certain Affiliates of Purchaser, Company, and certain Affiliates of Seller are entering or have entered into that certain Settlement Agreement and Mutual Release, dated as of the Closing Date (the “Settlement Agreement”); and

WHEREAS, in accordance with the Settlement Agreement, Seller will sell and Purchaser will purchase all of Seller’s right, title, and interest in and to all of the Membership Interests upon the terms and subject to the conditions set forth herein in return for the consideration specified herein.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein and in the Settlement Agreement and other good and valuable consideration set forth herein and in the Settlement Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties to this Agreement hereby agree as follows:

1. Transfer and Assignment. Subject to all of the terms of this Agreement, Seller shall transfer the Membership Interests in Company to Purchaser effective as of the Effective Time.

2. Assignment and Assumption; Agreement to be Bound; No Longer Member. For and in consideration of agreed value, the receipt and sufficiency of which is hereby acknowledged, Seller hereby sells, conveys, assigns, transfers and delivers to Purchaser, free and clear of all Encumbrances, all of its right, title and interest in and to the Membership Interests, and Purchaser hereby takes and accepts such assignment and transfer, in each case, effective as of the Effective Time (the “Transfer”). PURCHASER HEREBY AGREES TO ASSUME, ACCEPT

AND TIMELY PERFORM AND DISCHARGE ANY AND ALL OF THE DUTIES, COVENANTS, LIABILITIES AND OTHER OBLIGATIONS OF SELLER UNDER THE OPERATING AGREEMENT, WHETHER ARISING BEFORE OR AFTER THE EFFECTIVE TIME. SELLER AND ITS AFFILIATES SHALL BE RELEASED FROM ALL OF ITS RESPECTIVE OBLIGATIONS UNDER THE OPERATING AGREEMENT WHETHER ARISING BEFORE OR AFTER THE EFFECTIVE TIME, AND AS A RESULT OF SUCH RELEASE OF Seller BY PURCHASER AND THE TRANSFER, IT IS UNDERSTOOD AND AGREED THAT AS OF THE EFFECTIVE TIME, SELLER SHALL NO LONGER BE A MEMBER OF, NOR HAVE ANY INTEREST OR RIGHTS TO PARTICIPATE IN, COMPANY. FOR THE AVOIDANCE OF DOUBT, THE FOREGOING ASSUMPTION AND RELEASE SHALL NOT PRECLUDE PURCHASER FROM HAVING THE RIGHT TO SUE FOR ANY BREACH BY SELLER OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED HEREIN.

3. Recognition of Transfer by Company. Company hereby consents to and recognizes the Transfer. Company shall file this Agreement with the records of Company following the Closing Date.

4. Representations and Warranties of Seller. Seller represents and warrants to Purchaser, as of the Effective Time and the Closing Date, that:

a.	Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation.

b.	Authority. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement by Seller, and the performance of all obligations hereunder, have been duly authorized by all necessary action.

c.	Enforceability. This Agreement has been duly and validly executed and delivered by Seller and, assuming due execution and delivery of this Agreement by the other Parties, constitutes the binding obligation of Seller enforceable against Seller in accordance with its terms.

d.	No Conflict. The execution, delivery, and performance of this Agreement by Seller will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law to which Seller or its Affiliates is subject, (ii) violate any arbitration or mediation protocol, order, judgment, or decree applicable to Seller or its Affiliates is subject, (iii) conflict with, result in a breach or default under, or accelerate or permit the acceleration of the performance required by any term or condition of the applicable Organizational Documents of Seller or any material Contract to which Seller or its Affiliates is subject, a party to or bound by, or (iv) result in the creation or imposition of any Encumbrance upon any property of Company or the Membership Interests. Except as provided in the Operating Agreement, no consent, approval, authorization or order of any court or Governmental Authority or of any third party is required in connection with the execution, delivery and performance by Seller of this Agreement.

e.	Brokers’ Fees. Neither Seller nor any of its Affiliates has employed or retained any broker, agent or finder in connection with this Agreement or the transactions contemplated herein, or paid or agreed to pay any brokerage fee, finder’s fee, commission or similar payment to any person on account of this Agreement or the transactions provided for herein, which fee, commission or payment will constitute an obligation payable by Purchaser or any other Party; and Seller shall indemnify and hold harmless Purchaser from any costs, including attorneys’ fees, and liability arising from the claim of any broker, agent or finder employed or retained by Seller in connection with this Agreement.

f.	Title to Membership Interests. Seller owns beneficially and of record 50% of the issued and outstanding membership interests in Company. The Membership Interests constitute all of the issued and outstanding equity interests in Company that are owned by Seller or any of its Affiliates. The Membership Interests (i) are duly authorized, validly issued, fully paid and nonassessable; (ii) are free and clear of all Encumbrances (other than restrictions imposed on transfer under applicable federal and/or state securities Laws or regulations); (iii) are not subject to any agreements or understandings among any Persons with respect to the voting or transfer thereof; and (iv) other than this Agreement, are not subject to any outstanding subscriptions, options, convertible securities, warrants, calls or other securities granting rights to purchase or otherwise acquire any of such Membership Interests or any commitments or agreements of any character obligating Seller to transfer, redeem or exchange any of such Membership Interests or the beneficial interest thereto.

g.	Anti-Bribery. In relation to the transactions the subject of this Agreement, neither Seller nor any of its Related Parties has made, offered or authorized or will make, offer or authorize any payment, gift, promise or other advantage, whether directly or through any other person or entity, to or for the use or benefit of any Government Official or any entity or other person where such payment, gift, promise or other advantage would (i) comprise a Facilitation Payment; or (ii) violate the Anti-Bribery and Money-Laundering Laws and Obligations or any other applicable Law.

h.	Litigation. There are no Proceedings pending, threatened in writing, or, to Seller’s Knowledge, threatened orally by any Person against Seller or its Affiliates with respect to the Membership Interests.

i.	Taxes. To Seller’s Knowledge, other than the “EXCO-BG Appalachia Tax Partnership,” none of the assets of Company is subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

5. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, as of the Effective Time and the Closing Date, that:

a.	Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its formation.

b.	Authority. Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement by Purchaser, and the performance of all obligations hereunder, have been duly authorized by all necessary action.

c.	Enforceability. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming due execution and delivery of this Agreement by the other Parties, constitutes the binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

d.	No Conflict. The execution, delivery, and performance by Purchaser of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law to which Purchaser or its Affiliates is subject, (ii) violate any arbitration or mediation protocol, order, judgment, or decree applicable to Purchaser or its Affiliates, or (iii) conflict with, result in a breach or default under, or accelerate or permit the acceleration of the performance required by any term or condition of its Organizational Documents or any material Contract to which Purchaser or its Affiliates is subject, a party to or bound by. No consent, approval, authorization or order of any court or Governmental Authority or of any third party is required in connection with the execution, delivery and performance by Purchaser of this Agreement.

e.	Brokers’ Fees. Neither Purchaser nor any of its Affiliates has employed or retained any broker, agent or finder in connection with this Agreement or the transactions contemplated herein, or paid or agreed to pay any brokerage fee, finder’s fee, commission or similar payment to any person on account of this Agreement or the transactions provided for herein, which fee, commission or payment will constitute an obligation payable by Seller; and Purchaser shall indemnify and hold harmless Seller from any costs, including attorneys’ fees, and liability arising from the claim of any broker, agent or finder employed or retained by Purchaser in connection with this Agreement.

f.	Anti-Bribery. In relation to the transactions the subject of this Agreement, neither Purchaser nor any of its Related Parties has made, offered or authorized or will make, offer or authorize any payment, gift, promise or other advantage, whether directly or through any other person or entity, to or for the use or benefit of any Government Official or any entity or other person where such payment, gift, promise or other advantage would (i) comprise a Facilitation Payment; or (ii) violate the Anti-Bribery and Money-Laundering Laws and Obligations or any other applicable Law.

6. Representations and Warranties of Company. Company represents and warrants to Seller that Exhibit A attached hereto sets forth the unaudited consolidated balance sheet of Company as of each of September 30, 2017, October 31, 2017, and November 30, 2017, and the unaudited statement of operations of Company for the three-month period ended November 30, 2017.

7. Disclaimer.

a.	Except as and to the limited extent expressly set forth in this Agreement, (i) each of Seller, Purchaser and Company makes no representations or warranties, express or implied, and (ii) each of Seller, Purchaser and Company expressly disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to the other Parties.

b.	WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN THIS AGREEMENT, SELLER MAKES NO AND EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (I) TITLE TO THE MEMBERSHIP INTERESTS, OR (II) ANY ESTIMATES OF THE VALUE OF THE MEMBERSHIP INTERESTS OR FUTURE REVENUES GENERATED BY THE MEMBERSHIP INTERESTS, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT PURCHASER SHALL BE DEEMED TO BE OBTAINING THE MEMBERSHIP INTERESTS IN THEIR PRESENT CONDITION, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND DEFECTS. FOR THE AVOIDANCE OF DOUBT, THE FOREGOING DISCLAIMER SHALL NOT PRECLUDE PURCHASER FROM HAVING THE RIGHT TO SUE FOR ANY BREACH BY SELLER OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED HEREIN.

8. Covenants.

a.	Releases. Effective as of the Effective Time, each Party, on behalf of itself and its Affiliates, hereby unconditionally and irrevocably and forever releases and discharges the other Parties and their respective Affiliates, and their respective successors and assigns, and any present or former directors, managers, officers, employees or agents of such Party (each, a “Released Party”), of and from, and hereby unconditionally and irrevocably waives, any and all Claims, debts and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract, direct or indirect, at Law or in equity that such Party (or any of its Affiliates) ever had, now has or ever may have or claim to have against any Released Party, for or by reason of any matter, circumstance, event, action, inaction, omission, cause or thing whatsoever, in each instance, arising prior to the Effective Time and related to the Company, the Company’s assets or the transactions contemplated by this Agreement, other than Claims (if any) related to (i) a breach by any Party of either (A) its respective representations, warranties or covenants contained herein or (B) the terms of the Operative Documents (as defined in the Settlement Agreement) and/or (ii) any claims by any Party or its Affiliates with respect to matters relating to assets lying outside the AMI Area (as defined in the Settlement Agreement).

b.	Records. As soon as reasonably practicable (and in no event later than five days following Closing), Seller shall provide to Purchaser electronic copies of the files (including lease files, land files, wells files, division order files, abstracts, title files, engineering and/or production files), records (including corporate minute books and records and Tax and accounting records), data and maps of Company (collectively, the “Records”) that are in the possession of Seller or any of its Affiliates and that were not provided to Seller or any of its Affiliates by Company or its Affiliates.

c.	Rights of Ownership of Membership Interests. From and after the Closing, Purchaser shall be entitled to all of the rights of ownership attributable to the Membership Interests (including the right to all production, proceeds of production and other proceeds) prior to, on or after the Effective Time. If Seller (or any of its Affiliates) receives monies belonging to Company, including proceeds of production, then such amount shall, within five Business Days after the end of the month in which such amounts were received, be paid over to the proper party.

9. Limitation on Liability. In no event shall any Party be liable to the other Parties for punitive, exemplary, consequential, or special damages (except where such damages constitute part of a claim of a third person which is indemnified pursuant to the provisions of this Agreement).

10. Investment Intent of Purchaser. Purchaser acknowledges that the Membership Interests have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and is being sold in reliance upon federal and state exemptions for transactions not involving any public offering. Purchaser is a sophisticated investor with knowledge and experience in business and financial matters.

11. Waiver of Transfer Restrictions. Article 10 of the Operating Agreement includes certain transfer restrictions, notice requirements and indemnification obligations in connection with certain Transfers (as defined therein) or proposed Transfers (as defined therein) of the Membership Interests. Purchaser and Company hereby waive any and all transfer restrictions, notice requirements and indemnification obligations set forth in Article 10 of the Operating Agreement in connection with the Transfer of the Membership Interests contemplated by this Agreement.

12. Taxes.

a.	Taxes Generally. Seller agrees to prepare or make the requisite filings to reflect the Transfer under the Code. Seller will pay the Taxes incurred by it, if any, associated with the Transfer based on the tax effects as the transferor to the Transfer according to the Code and its corporate guidelines. Purchaser will pay the Taxes incurred by it, if any, associated with the Transfer based on the tax effects as the transferee to the Transfer according to the Code and its corporate guidelines.

b.	Cooperation on Tax Matters. In connection with the preparation of any Company Tax Returns, payment of Taxes related to Company, audit examinations related to Company, and any administrative or judicial proceedings regarding Tax liabilities that are imposed on Seller or Purchaser and related to Company, Seller and Purchaser shall, and shall cause Company to, cooperate fully with each other, including with respect to the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Company Tax Returns, the payment of such Taxes, the conduct of such audit examinations or the defense of Claims by Governmental Authorities as to the imposition of such Taxes.

c.	Tax Characterization. The Parties agree that for U.S. federal income tax purposes and for purposes of state income taxes that follow U.S. federal income tax principles, the transactions herein, taken together with the transactions contemplated by the Settlement Agreement shall be treated in a manner consistent with the principles of Revenue Ruling 99-6, 1999-1 C.B. 432. Accordingly, (i) Seller shall be treated as transferring the Membership Interests in Company in satisfaction of the Claims, and (ii) Purchaser shall be treated as receiving a proportionate share of the assets of Company.

13. Resignation of Board Members. The execution of this Agreement shall serve as Seller’s written notice, as required by the Operating Agreement, of the resignation of all the BG Board Members and alternate Board Members, effective as of the Closing Date.

14. Miscellaneous.

a.	Effect of Waiver or Consent. Any failure by any Party or Parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived by the Party or Parties to whom such compliance is owed by an instrument signed by any such Party or Parties and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

b.	Amendment. This Agreement may be amended or modified only by an agreement in writing executed by all Parties and expressly identified as an amendment or modification.

c.

Successors and Assigns. Neither this Agreement nor any rights, interest, obligations or other parts hereof shall be assignable by any Party without the prior written consent of the other Parties, which consent may be denied in such other

Party’s sole discretion. Any assignment in violation of this provision shall be void. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

d.	Governing Law. EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WILL GOVERN UNDER CONFLICT OF LAWS PRINCIPLES GOVERNING TRANSFERS OF ASSETS LOCATED IN SUCH OTHER JURISDICTION, THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

e.	Dispute Resolution. The sole and exclusive forum for any disputes arising out of or relating to this Agreement, including, but not limited to, any disputes involving questions of breach, termination, or validity of this Agreement, shall be finally resolved by arbitration in Houston, Texas. The arbitration shall be conducted in accordance with the International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration (“CPR”) Rules. The CPR is the appointing authority. The resulting arbitral award shall be final and binding without right of appeal, and judgment upon such award may be entered in any court having jurisdiction thereof.

f.	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

g.	Further Assurances. In the event that at any time any further action is necessary to carry out the purposes of this Agreement, the Parties shall take such further action (including the execution and delivery of such further documents and instruments) as any Party may reasonably request.

h.	Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement. The Parties agree that any document or signature delivered by facsimile transmission, by PDF through electronic mail, or other electronic means shall be deemed an original executed document for all purposes hereof.

i.	Press Releases. No Party shall (and each shall cause its Affiliates not to) issue any press release or make any statement to the general public relating to the subject matter of this Agreement unless such Party has first consulted with the other Parties and obtained the other Parties’ prior written approval of the text thereof; provided, however, that nothing herein shall prevent a Party from publishing such press releases or other statement to the general public as is necessary to satisfy such Party’s obligations at Law or under the applicable rules of any stock or commodities exchange or any court after consultation with the other Parties and such other Parties’ reasonable review and comment.

j.	Certain Definitions. The following terms, as used herein, have the meanings set forth below:

“Affiliate” or “Affiliates” mean, with respect to any Party, any corporation, partnership (including a limited partnership), limited liability company, or other legal entity that directly or indirectly controls, is controlled by or is under common control with such Party; where “control” means the ability to direct the management and policies of a Person through ownership of voting shares or other equity rights, pursuant to a written agreement, or otherwise. The terms “Controls” and “Controlled by” and other derivatives shall be construed accordingly.

“Anti-Bribery and Money-Laundering Laws and Obligations” means (a) the laws relating to combating bribery and corruption, and/or the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997, which entered into force on February 15, 1999, and the Convention’s Commentaries; (b) the laws relating to combating bribery, corruption and money laundering in the countries of the applicable Person’s place of incorporation, principal place of business, and/or place of registration as an issuer of securities, and/or in the countries of the applicable Person’s ultimate parent company’s place of incorporation, principal place of business, and/or place of registration as an issuer of securities; (c) the United States Foreign Corrupt Practices Act of 1977; (d) the United Kingdom Bribery Act 2010 (as amended from time to time); and (e) and all other applicable national, regional, provincial, state, municipal or local laws and regulations that prohibit the bribery of, or the providing of unlawful gratuities, facilitation payments or other benefits to, any Government Official or any other person.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas and that is not otherwise a federal holiday in the United States.

“Claims” means any and all claims, demands, loss, liability, liens, judgments, settlements, suits, causes of action, fines, penalties, compliances, costs, and any costs, expenses and fees associated with the investigation, defense and resolution of the foregoing, including without limitation, reasonable attorney’s fees, asserted or prosecuted by or on behalf of a third party. Claims may be based on any theory of tort, contract, strict liability, statutory liability (including, without limitation, fines, penalties, obligations or requirements) or any other basis for liability and shall include, without limitation, any Claims arising, occurring or resulting from, related to or based on the injury, disease, or death of any persons or damage to, loss or destruction of any property, real or personal.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” has the meaning set forth in that certain Agreement Regarding Settlement by and among Purchaser, certain Affiliates of Purchaser, Seller and certain Affiliates of Seller.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Contract” means any written or oral contract, agreement, purchase order, binding bid, commitment or any other legally binding arrangement, but excluding, however, any lease, deed, easement, permit or other instrument (other than acquisition or similar sales or purchase agreements) creating, assigning or evidencing an interest in any real property related to or used in connection with the assets of any of Company.

“Encumbrance” means any liens, pledges, mortgages, deeds of trust, security interests, leases, licenses, charges, Claims, encroachments, easements or other encumbrances of any kind.

“Facilitation Payments” means payments to a Government Official to facilitate or expedite performance of a routine governmental action which is an action which is commonly performed by such Government Official.

“Government Official” means (a) any official or employee of any government, or any agency, ministry, department of a government (at any level), person acting in an official capacity for a government regardless of rank or position, official or employee of a company wholly or partially controlled by a government (for example, a state owned oil company), political party and any official of a political party; and (b) any candidate for political office, any officer or employee of a public international organization, such as the United Nations or the World Bank, or any immediate family member (meaning a spouse, dependent child or household member) of any of the foregoing.

“Governmental Authority” means any federal, state, county, municipal or local government or any regulatory or administrative agency, department, division, commission, court or arbitral body, or other similar recognized organization or body of any federal, state, tribal, municipal, or local governmental authority or of any foreign government or other similar recognized organization or body exercising similar powers or authority.

“Known/Knowledge” whenever a statement regarding the existence (or absence) of any fact in this Agreement is qualified by a phrase such as “to such Party’s Knowledge”, “Known to such Party,” “has Knowledge” or “had actual Knowledge” or any similar qualification, the Parties intend that the only information to be attributed to such Party is information actually known to (i) the person in the case of an individual or (ii) in the case of a corporation (or other business entity), the current officer and/or manager who devotes substantial attention to matters of such nature during the ordinary course of his or her employment after due inquiry to all Person reporting to such officer or manager. Except as provided in the preceding sentence and unless otherwise specifically provided elsewhere in this Agreement, no Party is represented or obligated to have undertaken a separate investigation in connection with the transaction contemplated in this Agreement to determine the existence (or absence) of any statement or representation qualified by a phrase such as “to such Party’s Knowledge”, “Known to such Party” or “had actual Knowledge” or similar qualification.

“Law” means any applicable statute, writ, law, common law, rule, regulation, ordinance, order, or determination of a Governmental Authority, or any requirement under the common law.

“Organizational Documents” means any charter, certificate of incorporation, articles of association, partnership agreements, limited liability company agreements, bylaws, operating agreements or similar formation or governing documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Proceeding” means any action, arbitration, audit, cause, complaint, charge, hearing, inquiry, investigation, litigation, proceeding, review or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before any Governmental Authority or arbitrator.

“Related Parties” means in relation to a Party: (a) any of its Affiliates; (b) any person employed by that Party or its Affiliates; (c) any director or other officer of that Party or its Affiliates; and (d) any person or entity acting for or on behalf of that Party or its Affiliates.

“Tax” and “Taxes” means all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the foregoing liabilities of any other Person by Law, by Contract or otherwise.

“Tax Returns” means any report, return, election, document, estimated tax filing, declaration or other filing provided to any Governmental Authority including any attachments thereto and amendments thereof.

[Signature page follows.]

IN WITNESS WHEREOF each of the Parties has executed this Agreement to be effective as of the Effective Time.

SELLER:

BG US PRODUCTION COMPANY, LLC

/s/ Michael Larimer
Name:	Michael Larimer
Title:	VP Operations

[Signature Page to Membership Interest (Midstream) Transfer Agreement]

PURCHASER:

EXCO HOLDING (PA), INC.

/s/ Harold L. Hickey
Name:	Harold L. Hickey
Title:	Chief Executive Officer & President

COMPANY:

EXCO APPALACHIA MIDSTREAM, LLC

/s/ Harold L. Hickey
Name:	Harold L. Hickey
Title:	President & Chief Executive Officer

[Signature Page to Membership Interest (Midstream) Transfer Agreement]